Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-133722) of our report dated March 31, 2006 relating to the financial statements and financial statement schedules for the period from January 2, 2005 through April 2, 2005 of American Tire Distributors, Inc. which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Charlotte, NC

March 26, 2008